Registration No. 333-_______


                                      UNDER
                           THE SECURITIES ACT OF 1933

                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 52-1947746
(State or other jurisdiction of incorporation or       (I.R.S. Employer
organization)                                          Identification No.)



                              12975 Worldgate Drive
                             Herndon, Virginia 20170
                                 (703) 639-6000
               (Address of Principal Executive Offices) (Zip Code)

          e.spire Communications Inc. 1996 Employee Stock Purchase Plan
                            (Full title of the plan)

                          Juliette Williams Pryor, Esq.
                          e.spire Communications, Inc.
                              12975 Worldgate Drive
                             Herndon, Virginia 20170
                                 (703) 639-6358

               (Name and address of agent for service of process)

                         CALCULATION OF REGISTRATION FEE
  Title of Each Class of      Amount of Shares to     Proposed Maximum Offering        Proposed Aggregate
Securities to be Registered      be Registered             Price Per Share               Offering Price

    Common Stock $.01 par          1,000,000(2)                $ .67 (1)                       $670,000

value per Share..........

[FN]

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the high and low price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on February 23, 2001.

(2) Represents Common Stock issued under the e.spire Communications, Inc.1996 Employee Stock Purchase Plan

     This Registration Statement relates to the registration of 1,000,000 additional shares of Common Stock, par value $0.01 per share, of e.spire
Communications, Inc., for which a registration statement on Form S-8 (Registration No. 333-19089) relating to the e.spire Communications, Inc. 1996 Employee Stock Purchase Plan (the "Form S-8, Registration No. 333-19089") is effective. The contents of the Form S-8, Registration No. 333-19089, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on February 23, 2001.

                                  e.spire Communications, Inc.
                                  (Registrant)

                                  By: /s/George F. Schmitt
                                     -------------------------------------------
                                     Name:  George F. Schmitt
                                     Title: Acting Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Schmitt, Bradley E. Sparks and Juliette Williams Pryor as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
      */s/
__________________________    Chairman and Acting Chief   February  23 , 2001
George F. Schmitt             Executive Officer
                              (Principal Executive Officer)
/s/Bradley E. Sparks
__________________________    Chief Financial Officer      February 23 , 2001
Bradley E. Sparks             (Principal Financial Officer)

__________________________    Chief Accounting Officer     February 23 , 2001
Sean S. Scarlis               (Principal Accounting Officer)
      */s/
__________________________    Vice Chairman                February 23 , 2001
William R. Huff
      */s/
__________________________    Director                     February 23 , 2001
Edwin M. Banks
      */s/
__________________________    Director                     February 23 , 2001
Peter C. Bentz

__________________________    Director                     February 23 , 2001
Dennis Feely
      */s/
__________________________    Director                     February 23 , 2001
Frederick Galland
      */s/
__________________________    Director                     February 23 , 2001
Christopher L. Rafferty
      */s/
__________________________
Joseph R. Thornton            Director                     February 23 , 2001


__________________________    Director                     February 23 , 2001
Stanton Williams

INDEX TO EXHIBITS



The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                                  Exhibit No. or
   Exhibit                                                         Incorporation
   Number                  Description                              by Reference
   -------                 -----------                            -------------=

   5.1             Opinion of Juliette Williams Pryor, Esq.                 E-2


  23.1             Consent of Juliette Williams Pryor, Esq.
                   (contained in opinion filed as Exhibit 5.1)

  23.2             Consent of KPMG LLP                                      E-3

  24.1             Power of Attorney                                         *




                *Powers of attorney are contained in signatures.